                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Phillip S. Gillespie, Mitchell J. Lindauer and Kathleen T. Ives each as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my capacity as a
Trustee/Director and/or Officer of Oppenheimer AMT-Free Municipals,
Oppenheimer AMT-Free New York Municipals, Oppenheimer Balanced Fund,
Oppenheimer California Municipal Fund, Oppenheimer Capital Appreciation Fund,
Oppenheimer Developing Markets Fund, Oppenheimer Discovery Fund, Oppenheimer
Dividend Growth Fund, Oppenheimer Emerging Growth Fund, Oppenheimer Emerging
Technologies Fund, Oppenheimer Enterprise Fund, Oppenheimer Global Fund,
Oppenheimer Global Opportunities Fund, Oppenheimer Gold & Special Minerals
Fund, Oppenheimer Growth Fund, Oppenheimer Institutional Money Market Fund,
Inc., Oppenheimer International Diversified Fund, Oppenheimer International
Growth Fund, Oppenheimer International Large-Cap Core Fund, Oppenheimer
International Small Company Fund, Oppenheimer International Value Fund,
Oppenheimer Limited Term California Municipal Fund, Oppenheimer Money Market
Fund, Inc., Oppenheimer Multi-State Municipal Trust (on behalf of its series
Oppenheimer New Jersey Municipal Fund, Oppenheimer Pennsylvania Municipal
Fund and Oppenheimer Rochester National Municipals), Oppenheimer Portfolio
Series (on behalf of its series Active Allocation Fund, Aggressive Investor
Fund, Conservative Investor Fund and Moderate Investor Fund), Oppenheimer
Real Estate Fund, Oppenheimer Rochester Arizona Municipal Fund, Oppenheimer
Rochester Maryland Municipal Fund, Oppenheimer Rochester Massachusetts
Municipal Fund, Oppenheimer Rochester Michigan Municipal Fund, Oppenheimer
Rochester Minnesota Municipal Fund, Oppenheimer Rochester North Carolina
Municipal Fund, Oppenheimer Rochester Ohio Municipal Fund, Oppenheimer
Rochester Virginia Municipal Fund, Oppenheimer Select Value Fund, Oppenheimer
Series Fund, Inc. (on behalf of its series Oppenheimer Value Fund),
Oppenheimer Tremont Market Neutral Fund LLC, Oppenheimer Tremont Opportunity
Fund LLC, OFI Tremont Core Strategies Hedge Fund, OFI Tremont Market Neutral
Hedge Fund, and Oppenheimer U.S. Government Trust, to sign on my behalf any and all Registration Statements (including any post-effective amendments to
Registration Statements) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any amendments and supplements thereto, and any proxy statements, Forms 3, 4 and 5, or other documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S.
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 19th of April 2006.

/s/Matthew P. Fink                              /s/Kenneth A. Randall
Mathew P. Fink                            Kenneth A. Randall

/s/ Robert G. Galli                             /s/Russell S. Reynolds, Jr.
Robert G. Galli                           Russell S. Reynolds, Jr.

/s/Phillip A. Griffiths                         /s/Joseph M. Wikler
Phillip A. Griffiths                      Joseph M. Wikler

/s/Mary F. Miller                         /s/Peter I. Wold
Mary F. Miller                            Peter I. Wold

/s/Joel W. Motley                         /s/Brian F. Wruble
Joel W. Motley                            Brian F. Wruble

/s/John V. Murphy                         /s/Clayton K. Yeutter
John V. Murphy                            Clayton K. Yeutter

Witness: /s/Phillip S. Gillespie
         Phillip S. Gillespie, Assistant Secretary